Exhibit 10.1
Execution Version

AIRCRAFT PURCHASE AGREEMENT

Dated as of the ____ day of December, 2005

between

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as owner trustee
as Seller,

and

CORPORACIÓN YGNUS AIR, S.A.
as Buyer,

in respect of one McDonnell Douglas DC-8-73F Aircraft,
    bearing manufacturer’s serial number 46133 with
Spanish registration mark EC-IGZ equipped with
four CFM International, Inc. 56-2C1 engines bearing manufacturer's serial numbers 692514, 692542, 693444 and 692506

AIRCRAFT PURCHASE AGREEMENT

This AIRCRAFT PURCHASE AGREEMENT dated as of the ______day of December 2005, is between U.S. Bank National Association, a national banking association, not in its individual capacity, but solely as owner trustee, ("Seller"), and Corporación Ygnus Air, S.A. a corporation formed under the laws of Spain, formally known as Cygnus Air, S.A (“Buyer”).

WHEREAS, Seller owns the Aircraft that are the subject matter of this Agreement; and

WHEREAS, Buyer desires to purchase the Aircraft from Seller, and Seller is willing to sell the Aircraft to Buyer, on the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants of the parties set forth herein, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1: DEFINITIONS

The following terms shall have the following respective meanings for all purposes of this Agreement:

"Agreement" means this Aircraft Purchase Agreement.

"Aircraft" means, collectively, the Airframes, the Engines and the Aircraft Documents applicable thereto.

"Aircraft Documents" means all logs, manuals, data and inspection, modification, maintenance and overhaul records in Seller’s possession associated with Airframes and Engines.

"Airframes" means one McDonnell Douglas DC-8-73F airframe bearing manufacturer's serial number 46133, with Spanish registration mark EC-IGZ, together with any and all avionics, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (excluding engines) incorporated therein, installed thereon, and attached thereto.

“Applicable Law" means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

"Balance" has the meaning set forth in Article 2.6 hereof.

“Basic Rent” has the meaning set forth in the Lease.

“Buyer Indemnitees” has the meaning set forth in Article 10.2 hereof.

“Closing” means the purchase by Buyer of the Aircraft from Seller as contemplated in the Agreement.

"Closing Date" means the date on which all of the actions described in Article 3 shall have been taken, which shall be on or before December 15, 2005, or such other date as the parties may mutually agree in writing.

“Commitment Fee” has the meaning set forth in Section 2.4 hereof.

“Dollar” or “$” means the lawful currency of the United States of America.

"Effective Date" means the date of this Agreement.

“Engine" means those certain CFM International, Inc. 56-2C1 engines bearing manufacturer’s serial numbers 692514, 692542, 693444 and 692506, together with any and all avionics, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature incorporated in, installed on, and attached to, either such engine.

“IATS” means Insured Aircraft Title Services, P.O. Box 19527, Oklahoma City, Oklahoma, 73144, telephone (405) 681-6663 and facsimile (405) 681-9299

“Incumbency Certificate” means that certificate executed, notarized and apostilled by Seller’s officer confirming that the signatory thereto has the authority to execute the Warranty Bill of Sale.

“Lease” means that Lease Agreement dated June 28, 2002 between Buyer and Seller as amended by Amendment Number One to Lease Agreement dated December 1, 2004, with respect to the Aircraft.

“Maintenance Reserves” has the meaning set forth in the Lease.

“Non-Applied Basic Rent Amount” has the meaning set forth in Article 2.5 hereof.

"Purchase Price" has the meaning set forth in Article 2.2 hereof.

“Rent Date” has the meaning set forth in the Lease.

"Security Deposit" has the meaning set forth in Article 2.3 hereof.

"Seller Indemnitees" means Seller and its officers, directors, shareholders, managers, governors, members, employees, agents, contractors, affiliated companies, lenders, successors, and permitted assignees.

"Taxes" means all taxes, duties, levies, imposts, or fees of any kind which may be assessed or levied against a party by any Taxing Jurisdiction as a result of the sale, transfer or delivery of the Aircraft to Buyer, or the registration, ownership or use of the Aircraft by Buyer after delivery; provided, however, that "Taxes" shall not include (i) any tax that would not have been imposed but for the gross negligence or willful misconduct of Seller; (ii) any tax that would not have been imposed but for the inaccuracy of any representation of Seller in Article 4.1 hereof; (iii) any capital gains, sales, gross receipts, income or other similar taxes applicable to Seller; or (iv) any taxes, duties or fees assessed or levied by the United States federal, state, or local taxing authority or any of its governmental authorities, including, without limitation, those relating to the export of the Aircraft, formalization of the sale, notary and register fees, and employment, which taxes, duties and fees shall be the sole responsibility of Seller.

"Taxing Jurisdiction" means any federal, state, county, local, airport, district, foreign, or governmental agency thereof or therein that imposes Taxes.

“Warranty Bill of Sale” means a notarized and apostilled Warranty Bill of Sale substantially in the form of Exhibit A.

ARTICLE 2: AGREEMENT TO SELL AND PURCHASE

2.1 Agreement to Sell and Purchase. Seller agrees to sell and deliver the Aircraft to Buyer. Buyer agrees to purchase and accept delivery of the Aircraft from Seller in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2 Purchase Price. The purchase price for the Aircraft shall be $3,150,000 (the "Purchase Price"). The full amount of the Purchase Price is due from Buyer and payable at Closing.

2.3 Security Deposit. Pursuant to the terms of the Lease, Buyer deposited to Seller, and Seller acknowledges receipt from Buyer of, the amount of $330,000 (the “Security Deposit”). The Security Deposit shall be applied towards the Purchase Price at Closing. In the event the conditions in Sections 3.1 and 3.3 are not met and this transaction fails to close, the Security Deposit shall remain subject to the terms and conditions of the Lease.

2.4 Commitment Fee. Seller currently holds certain Airframe “C” Check Reserves in the amount of $221,746.06 that would have been reimbursable to Buyer pursuant to the Lease, (the “Commitment Fee”). The parties acknowledge that Seller shall have no obligation to pay or reimburse the Commitment Fee to Buyer, but Seller shall apply the Commitment Fee towards the Purchase Price at Closing. Notwithstanding the foregoing, (i) in the event this transaction fails to close due to Buyer, the parties acknowledge that Seller shall have no obligation to pay or reimburse the Commitment Fee to Buyer under the Lease and (ii) in the event Seller fails to meet the conditions in Section 3.1, directly resulting in the failure of this transaction to close, the Commitment Fee shall remain subject to the terms and conditions of the Lease.

2.5 Lease Payments. Buyer has paid to Seller, pursuant to the terms of the Lease, the Basic Rent for December, 2005, as due and payable on the Rent Date. The Basic Rent for December shall be prorated per diem up to and including the Closing Date and any Basic Rent not applied for December pursuant to the Lease (the “Non-Applied Basic Rent Amount”) shall be applied towards the Maintenance Reserves per Section 3.3(b). In the event the conditions in Article 3 are not met and this transaction fails to close, the Basic Rent shall remain subject to the terms and conditions of the Lease.

2.6 Balance. At Closing, Buyer shall pay to Seller via wire transfer the balance of the Purchase Price in the amount of $2,598,253.94 (the "Balance"). Payment shall be made to the following account:

Bank: Wilmington Trust Company
Address: Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-001
ABA #: 031100092
Acct. #: 068985-000.1
Attn: Paul D. Kopp
Ref: AFG Investment Trust D

ARTICLE 3: CLOSING AND DELIVERY

3.1 Buyer's Conditions Precedent. Buyer's obligation to purchase and accept delivery of the Aircraft from Seller shall be subject to the satisfaction of each of the following conditions:
    a.  Seller having delivered the Warranty Bill of Sale.

b.      Seller having delivered the Incumbency Certificate.

3.2   Buyer's Closing Deliveries. Upon satisfaction of the conditions set forth in Article 3.1 hereof, Buyer shall pay the Balance of the Purchase Price by wire transfer in immediately available funds to an account designated by Seller in Article 2.6.

3.3   Seller's Conditions Precedent. Seller's obligation to sell and deliver the Aircraft to Buyer shall be subject to the satisfaction of each of the following conditions:
          a.        Buyer having delivered to Seller a report on the Aircraft in the form set out in Schedule 6 of the Lease for the period December 1, 2005, to the Closing Date.

          b.        Buyer having paid, and Seller having received all maintenance reserves “Maintenance Reserves” due and payable up to and including the Closing Date as set forth in the Lease. In the event that Engine 692506 has been removed off-wing due to a life limited part limiter, Maintenance Reserves for such engine shall not be due from the point in time when such engine was removed off-wing.

c. Buyer having paid, and Seller having received all basic rent “Basic Rent” payments due and payable up to and including the Closing Date as set forth in the Lease.

d. Buyer having paid, and Seller having received, the Security Deposit, the Commitment Fee and the Balance in full.

e. Buyer shall have delivered to Seller the Certificate of Insurance in accordance with Article 10.3 hereof.

f. Seller shall have received satisfactory Seller’s board resolutions with respect to the due authorization of the transaction contemplated by this Agreement.

3.4 Seller's Closing Deliveries. Upon satisfaction of the conditions set forth in Article 3.3 hereof, Seller shall execute and deliver the Warranty Bill of Sale to Buyer.

3.5 Lease Termination. Buyer and Seller agree that upon the transfer of Seller’s right, title and interest in and to the Aircraft, the Lease shall terminate and shall be of no further force and effect.

3.6 Warranty Bill of Sale. The Warranty Bill of Sale is intended to supplement the provisions of this Agreement. To the extent that any of the provisions contained in the Warranty Bill of Sale are inconsistent with or contrary to the provisions of this Agreement or in the event of a disagreement related to this transaction, the provisions of this Agreement shall govern. The Warranty Bill of Sale is incorporated into this Agreement and the rights and obligations thereunder are not separate from this Agreement and the documents are one and the same. Buyer shall be entitled to have this Agreement duly notarized, apostilled, translated into Spanish and validly filed under the laws of the State of Registration, including without limitation, with the Aviation Authorities and any other applicable Governmental Entities and non-governmental authorities.

3.7 Risk of Loss Prior to Closing. If the Aircraft shall be destroyed or damaged beyond economic repair prior to the Closing Date, then upon written notice thereof from either party hereto to the other party hereto, this Agreement shall terminate and the terms of the Lease shall govern the loss.

3.8 Risk of Loss after Closing. Risk of loss of the Aircraft shall pass from Seller to Buyer upon the Closing Date.

ARTICLE 4: REPRESENTATIONS, WARRANTIES & LIMITATIONS

4.1 Representations and Warranties of Seller. Seller hereby represents and warrants as of the Effective Date and the Closing Date as follows:

a.  Seller is the owner of the Aircraft and the execution and delivery of the Warranty Bill of Sale shall convey to Buyer all right, title and interest in and to the Aircraft, free of any and all liens, claims, encumbrances or rights of others.

b.  Seller is a national banking association organized and validly existing under the laws of the United States of America, possessing perpetual existence as a legal entity, with the capacity to sue and be sued in its own name, and with full power and legal right to carry on its business as currently conducted and to execute, deliver and perform its obligations arising under this Agreement and the Warranty Bill of Sale.

c.  The execution, delivery, and performance by Seller of this Agreement and the Warranty Bill of Sale have been duly authorized by all necessary action on behalf of Seller and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Seller is a party.

d.  This Agreement and, upon the execution and delivery thereof, the Warranty Bill of Sale have been duly executed, delivered and apostilled by Seller and constitute the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with its respective terms.

e.  Seller has not incurred any broker or finder’s fees related to this transaction for which Buyer would be responsible.

4.2 Representations and Warranties of Buyer. Buyer hereby warrants as of the Effective Date and the Closing Date as follows:

a.  Buyer is a corporation organized and validly existing under the laws of Spain, possessing perpetual existence as a legal entity, with the capacity to sue and be sued in its own name, and with full power and legal right to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement.

b.  The execution, delivery, and performance by Buyer of this Agreement has been duly authorized by all necessary action on behalf of Buyer and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Buyer is a party.

c.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

d.  Buyer has not incurred any broker or finder fee for which Seller would be responsible.

4.3 DISCLAIMER. BUYER ACKNOWLEDGES THAT IT IS THE LESSEE AND SOLE OPERATOR OF THE AIRCRAFT AND AS SUCH THERE WILL BE NO TECHNICAL CONDITIONS TO CLOSE THIS TRANSACTION WHATSOEVER. THE AIRCRAFT IS BEING SOLD HEREUNDER ON A COMPLETELY "AS IS" "WHERE IS" AND "WITH ALL FAULTS" BASIS, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 4.1 HEREOF. SELLER'S EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN ARTICLE 4.1 HEREOF ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW OR IN EQUITY, AND SELLER HAS NOT MADE, AND BUYER HEREBY WAIVES, RELEASES, DISCLAIMS, AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON, ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER (OTHER THAN THOSE SET FORTH IN ARTICLE 4.1 HEREOF), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, REPRESENTATIONS AND WARRANTIES AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT, AND ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE). BUYER HEREBY WAIVES ANY AND ALL RIGHTS, CLAIMS, AND REMEDIES OF BUYER AGAINST SELLER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW OR IN EQUITY, ARISING FROM ANY SUCH REPRESENTATION OR WARRANTY (OTHER THAN THOSE SET FORTH IN ARTICLE 4.1 HEREOF), OR FOR ANY LIABILITY, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE, OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER.
ARTICLE 5: RESERVED RIGHTS

With the exception of the Commitment Fee as described in Section 2.4, the Lease shall remain in full force and effect (i) until the Closing and (ii) in the event this transaction fails to Close.
ARTICLE 6: THIRD PARTY WARRANTIES

To the extent that any warranties from manufacturers, service providers, or suppliers are still in effect with respect to the Aircraft (to the extent that such rights are assignable and are not extinguished as a result of this Agreement), such warranties and all rights thereunder shall without further action be irrevocably assigned to Buyer effective as of Closing.
ARTICLE 7: TAXES

Buyer shall be responsible for, shall defend, indemnify and hold harmless Seller against, and shall pay promptly when due or on demand any and all Taxes of any kind or nature whatsoever assessed or levied by any Taxing Jurisdiction. The amount of any payment to be made by Buyer to Seller hereunder, including, without limitation, payments in respect of the Security Deposit, the Commitment Fee and the Balance, shall be net to Seller of any and all Taxes for which Buyer is or may be responsible.

ARTICLE 8: ESCROW

IATS shall serve as escrow agent for the transaction contemplated herein and Seller, Buyer and IATS shall enter into a separate escrow agreement subject to the terms in this Article 8. Seller shall deliver to IATS an original executed, notarized and apostilled Warranty Bill of Sale. IATS shall hold the Warranty Bill of Sale in escrow and not release it until such time as it receives the funds necessary to consummate the transaction and to comply with these escrow instructions, including, but not limited to, the following:

a. On behalf of Seller receipt of all Maintenance Reserves due and payable up to and including the Closing Date as set forth in the Lease minus the Non-Applied Basic Rent Amount.

b. Receipt of the Balance of the Purchase Price on behalf of Seller in the amount of $2,598,253.94.

c. IATS shall confirm receipt of Maintenance Reserves and the Balance with Seller as soon as these funds have been deposited with IATS. The Maintenance Reserves and Balance should be distributed in its entirety in accordance with the wiring instructions set forth in Section 2.6. IATS shall provide Seller with a federal reference number for the wire transaction immediately upon availability.

d. Upon initiation of the wire transfer, IATS shall be further instructed to date the Warranty Bill of Sale as of the Closing Date and to deliver the Warranty Bill of Sale to Buyer.

Buyer shall be responsible for any cost and expenses related to or resulting from IATS and this Article 8. Invoices from IATS can be sent directly to Buyer at the address provided in Article 9 hereof.
                          ARTICLE 9: NOTICES

All communications and notices hereunder shall be in writing and shall be deemed made (i) when delivered by hand, or (ii) three calendar days after being sent by overnight courier, or (iii) when transmitted by means of facsimile or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and followed promptly with the original thereof) in each case at the address set forth below:

If to the Seller:                                U.S. Bank National Association,
as Owner Trustee
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
United States of America
Attn: Corporate Trust Department
Fax: +1 (651) 495-3918
Telephone No.: +1 (651) 495-8097

with copies to:
Equis Financial Group L.P.
1050 Waltham Street
Lexington, MA 02421
United States of America
Attn: Wayne Engle
Phone: +1 (781) 676-0020
Fax: +1 (781) 676-0059

                  and:
Mr. Max Bachrach
Sigma Aircraft Management
Executive Vice President
232 East 50th Street
New York, NY 10022
United States of America
Worldfax.: +1 (212) 752-9801
Telephone.: +44 207 259 6600

and:
Kevin J. Johnson, Esq.
Fafinski, Mark & Johnson, P.A.
6600 City West Parkway, Suite 300
Minneapolis, Minnesota 55344
United States of America
Telephone: +1 (952) 995-9500
Telefax: +1 (952) 995-9577

If to the Buyer:                                Corporación Ygnus Air, S.A.
                                                Mr. Alvaro Macarron de Vicente
Terminal de Aviaciion General, 2a planta
Aeropuerto de Madrid-Barajas
28042- Madrid
Spain
Telefax: + 34 91 746 13 83
Telephone: + 34 91 746 13 81

ARTICLE 10: INDEMNIFICATION

10.1 Buyer. Buyer shall release, indemnify, reimburse, defend and hold harmless all Seller Indemnitees on demand, from and against any and all claims, damages (whether direct, indirect, incidental, special or consequential), losses, charges, fees, liabilities, obligations, demands, suits, judgments, actions and other legal proceedings (whether civil or criminal), penalties, fines, sanctions, and any reasonable costs, expenses and attorneys' fees imposed on the Seller Indemnitees or asserted against, or suffered or incurred by Seller Indemnitees, which in any way may result from, arise out of, or are in any manner related to (a) a breach of any agreement, representation or warranty by Buyer under this Agreement, and (b) any event occurring related to the use of or operation of the Aircraft under the Lease or after Closing, including, without limitation, any injury to or death of any person, and for any loss of, damage to, or destruction of any property whatsoever, in any manner, arising out of the possession, delivery, non-delivery, ownership, condition, maintenance, lease, disposition, operation or use of the Aircraft.

10.2 Seller. Seller shall release, indemnify, reimburse, defend and hold harmless Buyer and Buyer's officers, directors, shareholders, managers, governors, members, employees, agents, contractors, affiliated companies, lenders, successors, and permitted assignees ("Buyer Indemnitees") on demand, from and against any and all claims, damages (whether direct, indirect, incidental, special or consequential), losses, charges, fees, liabilities, obligations, demands, suits, judgments, actions and other legal proceedings (whether civil or criminal), penalties, fines, sanctions, and any reasonable costs, expenses and attorneys' fees imposed on the Buyer Indemnitees or asserted against, or suffered or incurred by Buyer Indemnitees, which in any way may result from, arise out of, or are in any manner related to a breach of any agreement, representation or warranty by Seller under this Agreement.
ARTICLE 11: INSURANCE

11.1 Minimum Coverages. For a period of two years commencing on the Closing Date, Buyer shall, at its sole expense, maintain or cause its lessees or successors to maintain, with a reputable insurer in a leading insurance market aircraft third-party legal liability insurance covering the Seller Indemnitees as additional insureds to the same extent that Buyer or its successors are covered on such policies.

11.2 Contents of Policies. All insurance coverage under Article 11.1 hereof shall be endorsed: (i) to name all Seller Indemnitees as additional insureds thereunder; (ii) to expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and shall waive, any right of subrogation of the insurers against each additional insured; (iii) to expressly provide that, in respect of the respective interests of each additional insured in such policies, the insurance shall not be invalidated by any action or inaction of any Buyer Indemnitee or any other third party and shall insure the respective interests of the additional insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by any Buyer Indemnitee or any other third party; (iv) to expressly provide that such insurance shall be primary without any right of contribution from any other insurance which is carried by any additional insured; (v) to expressly waive any right of subrogation against Seller Indemnitees; and (vi) to expressly cover the contractual liability to each of the additional insureds assumed by Buyer in Article11.1 hereof.

11.3 Certificate of Insurance. Buyer shall, upon Seller’s request, provide Seller with a certificate of insurance from time to time (but not more than once per year) prior to the date two years after the Closing Date.
ARTICLE 12: FURTHER ASSURANCES

The parties will accommodate reasonable requests for additional documentation to facilitate the purchase and sale of the Aircraft. Each party shall execute all documents and do all other things that may be reasonably requested by the other party in order to fully and adequately document the purchase and sale of the Aircraft, whether prior to, in connection with, or subsequent to Closing.
ARTICLE 13: MISCELLANEOUS

13.1 Time is of the Essence. Unless stated expressly to the contrary herein, time shall be of the essence for all events contemplated hereunder.

13.2 Confidentiality. Each party hereto agrees that it will treat the Purchase Price as privileged and confidential and will not, without the prior written consent of the other, disclose such Purchase Price to any third party, except for disclosure to its lenders or other funding sources, attorneys, auditors or its successors or permitted assigns and as may be required by applicable law or governmental regulations or as may be necessary to effect the transactions contemplated hereby, in which case the party so disclosing shall use good faith efforts to limit disclosure to such third parties on a need-to know basis. In connection with any such disclosure the party making such disclosure shall request and use its best efforts to obtain confidential treatment of such information.

13.3 Binding Effect. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

13.4 Transaction Costs and Expenses. Whether or not the transaction contemplated hereby is consummated, each of Seller and Buyer shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, and any other agreements, documents and instruments relating hereto, and neither Seller nor Buyer shall have any right of reimbursement or indemnity for such costs and expenses as against each other.

13.5 Entire Agreement. This Agreement constitutes, on and as of the Effective Date, the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to the subject matter hereof are hereby superseded in their entirety.

13.6 Amendments. No provision of this Agreement may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by the party against whom enforcement of such amendment, change, waiver or discharge is sought and no provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the party against whom enforcement of such agreement is sought.

13.7 Assignment. Buyer may assign its rights and delegate its obligations under this Agreement to any affiliate of Buyer (or any trust of which any of them is a beneficiary); provided, however, that Buyer shall guaranty, in writing in a form acceptable to Seller, the full and timely performance by any such assignee of all of Buyer's obligations arising under this Agreement. Except as otherwise provided herein, neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party.

13.8 Headings and References. The division of this Agreement into Articles, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

13.9 Counterparts. This Agreement may be fully executed in any number of separate counterparts by each of the parties hereto, all such counterparts together constituting but one and the same instrument. Copies of this Agreement and the documents to be delivered hereunder, transmitted by facsimile, shall be deemed to be and treated the same as executed originals; provided that the original of any document delivered by facsimile transmission shall, upon request, also be delivered by mail or private delivery service.

13.10 Non-Waiver. Any failure at any time of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.

13.11 Survival of Representations and Warranties. The representations and warranties herein of each party hereto shall survive the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement.

13.12 Invalid Provisions. If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

13.13 Currency. All prices, amounts and payments referred to herein shall be in United States Dollars.

13.14 Governing Law. This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of New York, as would be applicable to contracts entered into in that state between citizens of that state and to be performed wholly within that state, without reference to any rules governing conflicts of laws. The parties consent to service of process by mail courier or hand delivery, at their regular business address from time to time.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Aircraft Purchase Agreement to be executed by their duly authorized representatives as of the Effective Date.

BUYER:

                     CORPORACIÓN YGNUS AIR, S.A.

By:  _____________________
Print: _____________________
Title: _____________________

By:  _____________________
Print: _____________________
Title: _____________________

SELLER:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as owner trustee

By:  _____________________
Print: _____________________
Title: _____________________

EXHIBIT A

INTERNATIONAL AIRCRAFT BILL OF SALE (Commercial)

KNOW ALL MEN BY THESE PRESENTS that the undersigned, U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as owner trustee (hereafter the “Seller”) is the owner of full beneficial title to that certain McDonnell Douglas DC-8-73F Aircraft with Spanish registration mark EC-IGZ (hereafter the “Aircraft”), Manufacturer’s Serial Number 46133, together with four CFM Internal, Inc. 56-2C1 engines bearing Manufacturer's Serial Numbers 692514, 692542, 693444 and 692506, respectively.

Seller has received from CORPORACIÓN YGNUS AIR, S.A. (hereafter the “Buyer”) the sum of US $3,150,000 which constitutes full payment due from Buyer for the purchase of the Aircraft.

Seller therefore, does this _____ day of December, 2005, grant, convey, transfer, bargain and sell, deliver and set over all of their rights, title and interest in and to the above described Aircraft to Buyer.

Seller hereby warrants to aforesaid Buyer, their successors and assigns, that there is hereby conveyed to said Buyer good and marketable title to the aforesaid Aircraft.

IN WITNESS WHEREOF, the undersigned, Seller execute this document in the above mentioned date.

Receipt of Conformity:            Signature of the Seller:
Corporación Ygnus Air, S.A.                 U.S. Bank National Association, not in its individual capacity but solely as owner trustee

By:____________________           By:_______________________
Name:          Name:
Title:             Title:

I_____________Public Notary of the State of ___________________ Certify that ___________________; as representative of the Seller, can and is authorized to sell the Aircraft previously described.

In witness whereof, I sign this reason in the City of _____________________ on ___________, 2005.

___________________________
Signature and Stamp of Notary